EXHIBIT 24(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 1999 relating to the financial statements and financial statement schedules of Parlux Fragrances, Inc., which appears in Parlux Fragrances, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP
Miami, Florida
January 28, 2000